UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section  13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2003

Commission file number 333-43157

NORTHLAND CABLE TELEVISION, INC.

(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON (State or other jurisdiction of incorporation)	91-1311836 (I.R.S. Employer Identification No.)

AND SUBSIDIARY GUARANTOR:

NORTHLAND CABLE NEWS, INC.

(Exact name of registrant as specified in its charter)

STATE OF WASHINGTON (State or other jurisdiction of incorporation)	91-1638891 (I.R.S. Employer Identification No.)

101 STEWART STREET, SUITE 700

SEATTLEWASHINGTON	98101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 621-1351

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [   ]

This filing contains 9 pages. Exhibits index appears on page 9.

NORTHLAND CABLE TELEVISION, INC. AND SUBSIDIARY

Item 2.    Disposition of Assets

On March 31, 2003, Northland Cable Television, Inc. (the “Company”) sold the operating assets and franchise rights of its cable system in and around the community of Aiken, South Carolina (the “Aiken System”). The Aiken System was sold at a price of approximately $46.3 million of which the Company received approximately $42.6 million at closing. The sales price was adjusted at closing for the proration of certain revenues and expenses and approximately $3.7 million will be held in escrow and released to the Company one year from the closing of the transaction. Substantially all of the proceeds were used to pay down amounts outstanding under the Company’s Senior Credit Facility.

The Aiken System represents approximately 16,800 basic subscribers or approximately 15.5% of the Company’s total basic subscribers served. For the year ended December 31, 2002, the Aiken System represented approximately 15.0% of the Company’s total revenues and approximately 17.0% of the Company’s income from operations.

The sale was made pursuant to an offer by G Force, LLC, which was formalized in an Asset Purchase Agreement dated December 31, 2002. Based on the offer made by G Force, LLC, management determined that acceptance would be in the best economic interest of the Company. The sale was not a result of declining or deteriorating operations nor was it necessary to create liquidity or reduce outstanding debt. It is the opinion of management that the Company could have continued existing operations and met all obligations as they became due.

As previously disclosed by the Company in a Form 8-K dated March 11, 2003, the operating assets and franchise rights of the Port Angeles, Washington system, (the “Port Angeles System”) were also sold to an unaffiliated third party, independently of the transaction described above. Net proceeds of approximately $10.3 million received at closing were also used to repay amounts outstanding under the Company’s Senior Credit Facility.

		Sequentially
Item 7.	Financial Statements, Pro Forma Financial Statements and Exhibits	Numbered Page

(a)	Financial Statements

	None

(b)	Pro Forma Financial Statements

	Introduction	4

	Unaudited Balance Sheet as of December 31, 2002	5

	Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2002	6

	Notes to Unaudited Financial Statements	7

(c)	Exhibits

	Asset Purchase Agreement between Northland Cable Television, Inc. and G Force, LLC dated December 31, 2002

NORTHLAND CABLE TELEVISION, INC. AND SUBSIDIARY

PRO FORMA FINANCIAL STATEMENTS
(Unaudited)

The accompanying unaudited pro forma financial statements as of and for the year ended December 31, 2002 have been prepared to effect for the sales of both the Aiken System, and the previously reported Port Angeles System to G Force, LLC and Wave Division Networks, LLC, respectively.

The pro forma statements reflect the dispositions as of December 31, 2002 for balance sheet purposes and as if such dispositions had occurred on January 1, 2002 for income statement purposes.

The pro forma financial statements have been prepared by Management and are based upon the historical financial statements of the Company. Pro forma adjustments are described in the accompanying notes. The pro forma statements of operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto of Northland Cable Television, Inc., as previously reported in the Company’s Form 10-K for the year ended December 31, 2002.

NORTHLAND CABLE TELEVISION, INC. AND SUBSIDIARY
(A wholly owned subsidiary of Northland Telecommunications Corporation)
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - (UNAUDITED)
DECEMBER 31, 2002

	As Reported	Pro Forma Adjustments

	Northland Cable	Aiken, SC		Port Angeles, WA		Pro Forma
	Television, Inc.	Adjustments		Adjustments		Combined

ASSETS
Current Assets:
Cash	$1,666,097	$(107,546)	a	$(495)	e	$1,558,056
Due from affiliates	796,464	—		—		796,464
Accounts receivable	2,684,548	(428,431)	a	(160,614)	e	2,095,503
Prepaid expenses	457,409	(10,128)	a	(3,269)	e	444,012

Total current assets	5,604,518	(546,105)		(164,378)		4,894,035
Investment in cable television properties:
Property and equipment, net of accumulated depreciation	54,921,036	(7,358,187)	a	(2,697,847)	e	44,865,002
Franchise agreements, net of accumulated amortization	53,393,281	(14,364,944)	a	(8,294)	e	39,020,043
Goodwill, net of accumulated amortization	3,937,329	—		—		3,937,329

Total investment in cable television properties	112,251,646	(21,723,131)		(2,706,141)		87,822,374
Other intangible assets, net of accumulated amortization	3,325,189	—		—		3,325,189

Total assets	$121,181,353	$(22,269,236)		$(2,870,519)		$96,041,598

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	$650,757	$—		$—		$650,757
Subscriber prepayments	2,121,413	(372,471)	a	(78,321)	e	1,670,621
Accrued expenses	5,525,890	(523,638)	a	(192,243)	e	4,810,009
Converter deposits	125,179	(6,797)	a	(1,600)	e	116,782
Due to affiliates	228,220	(14,765)	a	(9,655)	e	203,800
Interest rate swap agreements	120,377	—		—		120,377
Current portion of notes payable	2,775,920	(639,280)	a	(386,640)	e	1,750,000

Total current liabilities	11,547,756	(1,556,951)		(668,459)		9,322,346
Notes payable	165,255,262	(40,854,952)	a	(9,923,776)	e	114,476,534

Total liabilities	176,803,018	(42,411,903)		(10,592,235)		123,798,880

Shareholder’s Deficit:
Common stock (par value $1.00 per share, authorized 50,000 shares, 10,000 shares issued and outstanding) and additional paid-in capital	12,359,377	—		—		12,359,377
Accumulated deficit	(67,981,042)	20,142,667	a	7,721,716	e	(40,116,659)

Total shareholder’s deficit	(55,621,665)	20,142,667		7,721,716		(27,757,282)

Total liabilities and shareholder’s deficit	$121,181,353	$(22,269,236)		$(2,870,519)		$96,041,598

NORTHLAND CABLE TELEVISION, INC. AND SUBSIDIARY
(A wholly owned subsidiary of Northland Telecommunications Corporation)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME - (UNAUDITED)
YEAR ENDED DECEMBER 31, 2002

	As Reported	Pro Forma Adjustments

	Northland Cable	Aiken, SC		Port Angeles, WA		Pro Forma
	Television, Inc.	Adjustments		Adjustments		Combined

Service revenues	$61,276,784	$(9,167,671)	b	$(3,324,755)	f	$48,784,358
Expenses:
Cable system operations (exclusive of depreciation and amortization shown below)	23,121,769	(3,330,601)	b	(1,289,116)	f	18,502,052
General and administrative	8,896,571	(1,382,444)	b	(483,187)	f	7,030,940
Management fees paid to Parent	3,063,839	(458,384)	b	(166,238)	f	2,439,218
Depreciation and amortization	10,674,194	(1,364,262)	c	(385,512)	g	8,924,420

Total operating expenses	45,756,373	(6,535,691)		(2,324,053)		36,896,629

Income from operations	15,520,411	(2,631,980)		(1,000,702)		11,887,729
Other income (expense):
Interest expense	(15,912,922)	2,948,988	d	719,020	h	(12,244,914)
Unrealized gain on interest rate swap agreements	2,067,210	—		—		2,067,210
Loss on disposal of assets	(229,276)	—		—		(229,276)
Other, net	23,227	—		—		23,227

	(14,051,761)	2,948,988		719,020		(10,383,753)

Net income	1,468,650	317,008		(281,682)		1,503,976

Other comprehensive loss:
Cumulative effect of change in accounting principle	—	—		—		—
Reclassification of accumulated other comprehensive income to unrealized gain on interest rate swaps	(268,000)	—		—		(268,000)

Other comprehensive loss	(268,000)	—		—		(268,000)

Total comprehensive income	$1,200,650	$317,008		$(281,682)		$1,235,976

NORTHLAND CABLE TELEVISION, INC. AND SUBSIDIARY

NOTES TO PRO FORMA FINANCIAL STATEMENTS
(Unaudited)

1.     The pro forma financial statements show the adjustments for the sales of the Aiken System and the previously reported Port Angeles System to G Force, LLC and Wave Division Networks, LLC, respectively. The adjustments reflect the sales as if such dispositions had occurred on December 31, 2002 for balance sheet purposes and January 1, 2002 for income statement purposes. The pro forma adjustments for the transactions are as follows:

(a)	To reflect the sale of the Aiken System assets and the reduction of the Company’s Senior Credit Facility by the net proceeds received at closing from the transaction.

(b)	To eliminate revenues and operating expenses for the Aiken System.

(c)	To eliminate depreciation and amortization for the Aiken System.

(d)	To eliminate interest expense for the reduction of indebtedness due to the sale of the Aiken System.

(e)	To reflect the sale of the Port Angeles System assets and the reduction of the Company’s Senior Credit Facility by the net proceeds received at closing from the transaction.

(f)	To eliminate revenues and operating expenses for the Port Angeles System.

(g)	To eliminate depreciation and amortization for the Port Angeles System.

(h)	To eliminate interest expense for the reduction of indebtedness due to the sale of the Port Angeles System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHLAND CABLE TELEVISION INC. AND SUBSIDIARY

Dated:	4-1-03	BY:	/s/	GARY S. JONES
Gary S. Jones (President)

INDEX TO EXHIBITS

Sequentially
Numbered
Exhibit Number	Description	Page

10.27	Asset Purchase Agreement between Northland Cable Television, Inc., and G Force, LLC	1 - 36